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                                                                    EXHIBIT 23.2


                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
NCI Building Systems, Inc.

We have audited the consolidated financial statements of NCI Building Systems, Inc. as of November 2, 2002 and October 31, 2001, and for each of the three fiscal years in the period ended November 2, 2002, and have issued our report thereon dated December 10, 2002 (incorporated by reference in this Annual Report on Form 10-K). Our audits also included the financial statement schedule listed in the Index at Item 14(a) of this Annual Report on Form 10-K. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                                          /s/ ERNST & YOUNG LLP

Houston, Texas
December 10, 2002